EXHIBIT 99.1

NETSOL Technologies Reports Fiscal Third Quarter 2019 Financial Results

Sixth Consecutive Quarter of Profitability and Continued Topline Growth Driven by Core Business Strength, Successful Milestone Implementation In China for Previously Announced 12-Country, $110 Million Contract

CALABASAS, Calif., May 14, 2019 – NETSOL Technologies, Inc. (NASDAQ: NTWK), a global business services and enterprise application solutions provider, reported results for the fiscal third quarter ended March 31, 2019.

Third Quarter and Recent Operational Highlights

●	Updates related to previously announced 12-country, $110 million contract with German auto manufacturing giant.

o	Successfully implemented the full suite of NFS Ascent™ modules in China.

o	Successfully implemented NFS Ascent Wholesale Finance System in Japan.

o	Made continued progress with respect to additional NFS Ascent implementations in Singapore, Malaysia, Hong Kong, India and Thailand.

●	Made significant strides in the ongoing implementation process for the deployment of NFS Ascent Retail and Wholesale platforms with European tier-one global auto captive in China related to the $30 million contract signed in September 2018.

●	Continued implementation of NFS Ascent Retail platform at captive auto leasing company of a major US based auto manufacturer in China.

●	Officially launched OTOZ Mobility Innovation Lab, which has been designed to enhance reach of NETSOL Ascent platform into car-sharing opportunities with new and existing auto captive finance customers.

●	Announced strategic investment and partnership with Drivemate, the top car-sharing, peer-to-peer car rental service in Thailand, to implement new technology in exchange for future minority interest in the company, providing for a low-risk testing environment for OTOZ with a built-in customer.

●	Continued to build out capabilities in intelligent technologies such as artificial intelligence, machine learning, blockchain, IoT and cloud native architectures to help future proof core business and innovate around new opportunities, specifically car sharing and peer-to-peer sharing as well as subscription and data driven business models.

Fiscal Third Quarter 2019 Financial Results

Total net revenues for the third quarter of fiscal 2019 were $17.1 million, compared with $17.0 million in the prior year period. The increase in total net revenues was primarily due to an increase in total services revenues of $256,000, which was offset by a decrease in total license fees of $113,000 and total maintenances fees of $61,000.

●	Total license fees were $2.5 million, compared with $2.6 million in the prior year period.

●	Total maintenance fees were $3.7 million, compared with $3.8 million in the prior year period.

●	Total services revenues were $10.9 million, compared with $10.6 million in the prior year period.

Gross profit for the third quarter of fiscal 2019 was $8.6 million (or 50.0% of total net revenues), compared to $9.2 million (or 53.9% of total net revenues) in the third quarter of fiscal 2018. The decrease in gross profit as a percentage of net revenues was due to an increase in the cost of revenues of 719,000. The increase in cost of revenue was predominantly driven by increases in travel and other expenses associated with increased implementation needs for the significant new wins recorded in previous quarters, which are expected to be invoiced to clients and subsequently reimbursed. The increase in cost of revenues was offset by decreases in salaries and consultants’ costs, decreases in depreciation and amortization costs as well as an increase in total net revenues of $83,000.

Operating expenses for the third quarter of fiscal 2019 increased to $6.5 million (or 37.7% of total net revenues) from $6.4 million (or 37.8% of total net revenues) for the third quarter of fiscal 2018. The increase in operating expenses was primarily due to increases in research and development expenses and depreciation which were offset by decreases in selling and marketing expenses, salaries and wages, professional services, and general and administrative expenses.

Net income attributable to NETSOL for the third quarter of fiscal 2019 totaled $1.3 million or $0.11 per diluted share, a decrease from net income of $2.9 million or $0.26 per diluted share in the third quarter of fiscal 2018. The decrease in net income was primarily due to a decrease in foreign currency exchange transactions to $47,000 in the third quarter of fiscal 2019 compared to $2.6 million for the third quarter of fiscal 2018.

Non-GAAP adjusted EBITDA for the third quarter of fiscal 2019 totaled $2.2 million or $0.19 per diluted share, compared to $4.3 million or $0.39 per diluted share in the third quarter of fiscal 2018 (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

At March 31, 2019, cash and cash equivalents were $17.0 million, an increase from $12.7 million at the end of the prior year quarter.

Management Commentary

“In the fiscal third quarter, we continued to execute in all areas of our core business, enabling us to achieve certain major operational milestones that positively impacted our financial and operational performance,” said company Co-Founder, Chairman and Chief Executive Officer Najeeb Ghauri. “More specifically, our successful ‘Go Live’ in China this past March represented the greatest single deployment of our Ascent platform in the largest leasing market in the Asia Pacific region. We’ve now generated profitable results from operations for six consecutive quarters and have continued to sequentially improve our topline throughout the course of the fiscal 2019. In the near term, we remain on track to achieve our previously stated goal of double-digit revenue growth for the year. Going forward, we’re continuing to position ourselves effectively for the long term through new initiatives like our recently launched OTOZ Mobility Innovation Lab, which will allow us to expand reach of our existing platform into new growth opportunities.”

Sales Outlook

“We are continuing to generate a healthy mix of business opportunities, through both implementation execution and up-selling to our current client base as well as by expanding on our already-robust international pipeline,” added President and Head of Sales Naeem Ghauri. “NFS Ascent continues to be the main growth driver for our core operations, and we’re seeing great interest in upgrades from existing clients as well as RFPs from potential new clients.

“With the recent launch of our OTOZ Innovation Lab, there has been an incredibly strong response from the market, particularly around the platform’s capabilities in blockchain and artificial intelligence. As mobility becomes redefined, our industry is entering a period of significant evolution and also disruption. New, emerging models for car and ride sharing, where these technologies of the future should play a central role, will help define the leading solutions going forward. With Ascent and OTOZ together, NETSOL has established two major platforms that have the ability to address and leverage these new models for many years to come.”

Conference Call

NETSOL Technologies management will hold a conference call today (May 14, 2019) at 11:00 a.m. Eastern time (8:00 a.m. Pacific time) to discuss these financial results. A question and answer session will follow management’s presentation.

U.S. dial-in: 1-877-407-0789

International dial-in: 1-201-689-8562

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will be broadcasted live and available for replay here and via the Investor Relations section of NETSOL’s website.

A replay of the conference call will be available after 2:00 p.m. Eastern time on the same day through May 28, 2019.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13689882

About NETSOL Technologies

NETSOL Technologies, Inc. (NASDAQ: NTWK) is a worldwide provider of IT and enterprise software solutions primarily serving the global Leasing and Finance industry. The company’s suite of applications is backed by 40 years of domain expertise and supported by a committed team of approximately 1,350 professionals placed in eight strategically located support and delivery centers throughout the world. NFS, LeasePak, LeaseSoft or NFS Ascent – help companies transform their Finance and Leasing operations, providing a fully automated asset-based finance solution covering the complete leasing and finance lifecycle.

Forward-Looking Statements

Certain statements in this press release are forward-looking in nature, including, but not limited to, expected net revenue and the demand for and sales lifecycle of NFS Ascent, and accordingly, are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “expects,” “anticipates,” variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Use of Non-GAAP Financial Measures

The reconciliation of Adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables in Schedule 4 of this press release.

Investor Relations Contact:

Matt Glover and Tom Colton

Gateway Investor Relations

949-574-3860

investors@netsoltech.com

NETSOL Technologies, Inc. and Subsidiaries

Schedule 1: Consolidated Balance Sheets

	As of March 31, 2019	As of June 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$17,014,590	$22,088,853
Accounts receivable, net of allowance of $373,329 and $610,061	15,971,676	12,775,461
Accounts receivable, net - related party	3,012,133	3,374,272
Revenues in excess of billings	13,381,205	14,285,778
Revenues in excess of billings - related party	61,822	-
Convertible note receivable - related party	3,250,000	2,123,500
Other current assets	3,593,057	2,703,032
Total current assets	56,284,483	57,350,896
Revenues in excess of billings, net - long term	-	1,206,669
Property and equipment, net	14,374,262	16,165,491
Long term investment	2,501,299	3,217,162
Other assets	23,994	70,299
Intangible assets, net	9,042,726	12,247,196
Goodwill	9,516,568	9,516,568
Total assets	$91,743,332	$99,774,281

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$6,881,435	$7,873,809
Current portion of loans and obligations under capitalized leases	8,111,332	8,595,919
Unearned revenues	6,241,741	5,949,581
Common stock to be issued	88,324	88,324
Total current liabilities	21,322,832	22,507,633
Loans and obligations under capitalized leases; less current maturities	716,563	330,596
Total liabilities	22,039,395	22,838,229
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	-	-
Common stock, $.01 par value; 14,500,000 shares authorized; 11,879,056 shares issued and 11,673,203 outstanding as of March 31, 2019 and 11,708,469 shares issued and 11,502,616 outstanding as of June 30, 2018	118,791	117,085
Additional paid-in-capital	127,551,606	126,479,147
Treasury stock (At cost, 205,853 shares and 205,853 shares as of March 31, 2019 and June 30, 2018, respectively)	(1,205,024)	(1,205,024)
Accumulated deficit	(38,704,519)	(37,994,502)
Stock subscription receivable	(221,000)	(221,000)
Other comprehensive loss	(28,474,832)	(24,386,071)
Total NetSol stockholders’ equity	59,065,022	62,789,635
Non-controlling interest	10,638,915	14,146,417
Total stockholders’ equity	69,703,937	76,936,052
Total liabilities and stockholders’ equity	$91,743,332	$99,774,281

NETSOL Technologies, Inc. and Subsidiaries

Schedule 2: Consolidated Statement of Operations

	For the Three Months		For the Nine Months
	Ended March 31,		Ended March 31,
	2019	2018	2019	2018
Net Revenues:
License fees	$2,536,320	$2,648,870	$13,310,002	$3,210,868
Maintenance fees	3,562,412	3,659,998	10,735,432	10,702,171
Services	10,519,219	9,345,210	25,175,187	25,450,138
License fees - related party	-	-	-	261,513
Maintenance fees - related party	142,344	105,325	370,723	309,539
Services - related party	366,760	1,284,417	934,883	4,374,802
Total net revenues	17,127,055	17,043,820	50,526,227	44,309,031

Cost of revenues:
Salaries and consultants	4,833,611	5,418,067	14,351,227	16,244,319
Travel	1,793,964	425,060	4,652,143	1,226,073
Depreciation and amortization	874,654	1,127,077	2,692,306	3,468,293
Other	1,067,506	880,897	3,176,602	2,677,465
Total cost of revenues	8,569,735	7,851,101	24,872,278	23,616,150

Gross profit	8,557,320	9,192,719	25,653,949	20,692,881

Operating expenses:
Selling and marketing	1,864,990	1,962,402	5,614,619	5,605,838
Depreciation and amortization	252,442	231,308	658,453	699,966
General and administrative	3,833,209	4,048,271	12,241,988	11,862,535
Research and development cost	513,770	197,643	1,256,577	572,619
Total operating expenses	6,464,411	6,439,624	19,771,637	18,740,958

Income (loss) from operations	2,092,909	2,753,095	5,882,312	1,951,923

Other income and (expenses)
Gain (loss) on sale of assets	16,380	40,537	65,170	24,468
Interest expense	(70,447)	(102,522)	(233,685)	(330,268)
Interest income	201,084	142,356	680,469	394,837
Gain on foreign currency exchange transactions	47,218	2,550,394	2,594,885	5,304,723
Share of net loss from equity investment	(245,389)	(263,678)	(843,373)	(534,576)
Other income	3,116	314	12,998	15,924
Total other income (expenses)	(48,038)	2,367,401	2,276,464	4,875,108

Net income before income taxes	2,044,871	5,120,496	8,158,776	6,827,031
Income tax provision	(275,476)	(261,182)	(777,262)	(486,980)
Net income	1,769,395	4,859,314	7,381,514	6,340,051
Non-controlling interest	(501,835)	(1,994,869)	(2,295,736)	(3,210,683)
Net income attributable to NetSol	$1,267,560	$2,864,445	$5,085,778	$3,129,368

Net income (loss) per share:
Net income (loss) per common share
Basic	$0.11	$0.26	$0.44	$0.28
Diluted	$0.11	$0.25	$0.44	$0.28

Weighted average number of shares outstanding
Basic	11,656,098	11,190,048	11,580,066	11,118,529
Diluted	11,691,342	11,268,842	11,615,310	11,152,365

NETSOL Technologies, Inc. and Subsidiaries

Schedule 3: Consolidated Statement of Cash Flows

	For the Nine Months
	Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income	$7,381,514	$6,340,051
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	3,350,759	4,168,259
Share of net loss from investment under equity method	843,373	534,576
Gain on sale of assets	(65,170)	(24,468)
Stock based compensation	980,682	1,281,763
Fair market value of stock options	43,612	-
Changes in operating assets and liabilities:
Accounts receivable	(4,249,540)	(17,848,921)
Accounts receivable - related party	(461,435)	(2,634,063)
Revenues in excess of billing	(6,862,451)	5,904,161
Revenues in excess of billing - related party	(97,359)	(85,743)
Other current assets	(1,189,909)	(796,126)
Accounts payable and accrued expenses	(540,615)	1,139,509
Unearned revenue	611,157	4,273,007
Net cash provided by (used in) operating activities	(255,382)	2,252,005

Cash flows from investing activities:
Purchases of property and equipment	(2,590,302)	(1,107,732)
Sales of property and equipment	1,005,214	348,762
Convertible note receivable - related party	(1,126,500)	(550,000)
Investment in WRLD3D	-	(50,000)
Purchase of subsidiary shares from open market	-	(33,987)
Net cash used in investing activities	(2,711,588)	(1,392,957)

Cash flows from financing activities:
Proceeds from the exercise of stock options and warrants	85,000	215,311
Proceeds from exercise of subsidiary options	2,650	10,349
Restricted cash	-	90,000
Purchase of treasury stock	-	(750,714)
Dividend paid by subsidiary to non-controlling interest	(566,465)	(417,853)
Proceeds from bank loans	1,337,092	696,936
Payments on capital lease obligations and loans - net	(298,610)	(961,901)
Net cash provided by (used in) financing activities	559,667	(1,117,872)
Effect of exchange rate changes	(2,666,960)	(1,202,147)
Net decrease in cash and cash equivalents	(5,074,263)	(1,460,971)
Cash and cash equivalents at beginning of the period	22,088,853	14,172,954
Cash and cash equivalents at end of period	$17,014,590	$12,711,983

NETSOL Technologies, Inc. and Subsidiaries

Schedule 4: Reconciliation to GAAP

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	March 31, 2019	March 31, 2018	March 31, 2019	March 31, 2018

Net Income (loss) before preferred dividend, per GAAP	$1,267,560	$2,864,445	$5,085,778	$3,129,368
Non-controlling interest	501,835	1,994,869	2,295,736	3,210,683
Income taxes	275,476	261,182	777,262	486,980
Depreciation and amortization	1,127,096	1,358,385	3,350,759	4,168,259
Interest expense	70,447	102,522	233,685	330,268
Interest (income)	(201,084)	(142,356)	(680,469)	(394,837)
EBITDA	$3,041,330	$6,439,047	$11,062,751	$10,930,721
Add back:
Non-cash stock-based compensation	154,551	448,233-	1,024,294	1,281,763
Adjusted EBITDA, gross	$3,195,881	$6,887,280	$12,087,045	$12,212,484
Less non-controlling interest (a)	(959,955)	(2,540,702)	(3,600,485)	(4,804,869)
Adjusted EBITDA, net	$2,235,926	$4,346,578	$8,486,560	$7,407,615

Weighted Average number of shares outstanding
Basic	11,656,098	11,190,048	11,580,066	11,118,529
Diluted	11,691,342	11,268,842	11,615,310	11,152,365

Basic adjusted EBITDA	$0.19	$0.39	$0.73	$0.67
Diluted adjusted EBITDA	$0.19	$0.39	$0.73	$0.66

(a) The reconciliation of adjusted EBITDA of non-controlling interest to net income attributable to non-controlling interest is as follows

Net Income attributable to non-controlling interest	$501,835	$1,994,869	$2,295,736	$3,210,683
Income Taxes	109,957	65,798	251,321	106,221
Depreciation and amortization	360,071	449,828	1,064,203	1,382,148
Interest expense	22,173	31,865	75,082	105,400
Interest (income)	(43,905)	(43,702)	(165,020)	(125,777)
EBITDA	$950,131	$2,498,658	$3,521,322	$4,678,675
Add back:
Non-cash stock-based compensation	9,824	42,044	79,163	126,194
Adjusted EBITDA of non-controlling interest	$959,955	$2,540,702	$3,600,485	$4,804,869